FOR IMMEDIATE RELEASE

CONTACTS:
Financial Contact:
Chris Sammons, 225-932-2546

Media Contact:
Craig Pierce, 225-987-7051

Shaw Names Gary P. Graphia as Executive Vice President

and Chief Operating Officer

Baton Rouge, La., Dec. 23, 2008— The Shaw Group Inc. (NYSE: SGR) today announced Gary P. Graphia, currently executive vice president of Corporate Development and Strategy, has been named executive vice president and chief operating officer of The Shaw Group Inc. In this new role, Mr. Graphia will oversee the operating segments of the company and continue to report to J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer.

“Gary has played a key role in Shaw’s growth and success during his 10-year tenure. He consistently has demonstrated his ability to execute the company’s strategy, manage effectively and deliver strong operating performance,” stated Mr. Bernhard. “Not only has Gary been instrumental in helping shape the company’s vision, but he also has earned the respect of Shaw’s board of directors, management and employees. I look forward to working closely with Gary as we continue to expand our businesses and execute our record backlog of work.”

Mr. Graphia joined Shaw in August 1999 as corporate secretary and general counsel. In April 2007, Mr. Graphia was named executive vice president of Corporate Development and Strategy with responsibility for Mergers and Acquisitions, Shaw Capital, Strategic Markets, Risk Management, Safety, Quality Assurance/Quality Control, Corporate Communications, and Sales and Marketing.

Previously, he served as executive vice president, chief legal officer and corporate secretary. Since joining the company, Shaw has completed three major acquisitions — including Stone & Webster in 2000; IT Group in 2002; and most recently, a 20 percent equity interest in Westinghouse Electric Company in October 2006; as well as, numerous smaller transactions, including acquisitions, divestitures and joint ventures. In addition, the company has completed seven public capital markets transactions totaling more than $2.7 billion dollars.

The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

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